EXHIBIT 10.1


                                EMPLOYMENT AGREEMENT


            THIS AGREEMENT (Agreement,) made and entered into as of the 1st day of January, 1998, by and between CompuTrac, Inc., a corporation organized under the laws of the State of Texas (CompuTrac), and Harry
       W. Margolis, an individual residing in Frisco, Texas (the Executive).

                               Preliminary Statements:
          A.CompuTrac  is engaged  in the  design, development,  and sale  of turnkey  data and  word processing  systems for  legal firms  and
            Executive is, and has been since he founded CompuTrac, actively engaged in the promotion and operation of CompuTrac's business as the Chief Executive Officer of CompuTrac.

          B.The ability of the Executive is required in the conduct and direction of the business of CompuTrac, and CompuTrac feels that the success of the business will, to a great extent, be due to the energy, skill and ability of Executive, and on that account desires to assure itself of the continued services of Executive.

          C.The creative abilities of the Executive in the business of CompuTrac are unique and necessary at this time for the continued success of CompuTrac.

          D.The Board of Directors of CompuTrac  has determined that it is in the best interests of CompuTrac and its shareholders to assure that CompuTrac will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of CompuTrac.

          E.The Board of  Directors of CompuTrac believes it  is important to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to CompuTrac currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation arrangements upon a Change of Control which provide the Executive with individual financial security and which are competitive with those of other corporations.

          F.Executive desires to continue in the service of CompuTrac and to be actively engaged in the direction of CompuTrac's business.

            NOW, THEREFORE, in consideration of the promises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

       1.   Employment:

            (i) CompuTrac agrees to continue to employee Executive and Executive hereby agrees to continue to serve as the Chief Executive Officer of CompuTrac during the term of this Agreement. Executive shall have such duties, authority and powers in this capacity and consistent therewith, as are determined from time-to-time by the Board of Directors of CompuTrac.

           (ii) Consistent with his position, Executive agrees to perform such duties as are assigned to him from time-to-time by the Board of Directors and to devote substantially all of his business time, effort and skill to the performance of his duties and the promotion of the business of CompuTrac. Consistent with his position, Executive further agrees to attend to the business of CompuTrac and to do and perform all the reasonable duties essential, necessary or desirable to its efficient management, all as directed by the Board of Directors of CompuTrac. The Executive will serve as an officer and Director of CompuTrac, and any subsidiary, during the term of this Agreement, without further compensation. During his employment hereunder, Executive agrees that his other business activities shall be less than 20% of his total business time and these activities shall not interfere nor conflict with the reasonable performance of his duties hereunder.


       2.   Term of Agreement:

            Subject to the provisions of this Agreement, the term of Executive's full-time employment hereunder shall commence January 1, 1998, and end December 31, 2002.

       3.   Compensation:

            For all services rendered by the Executive under this Agreement, during the term of full-time employment, CompuTrac shall pay and Executive agrees to accept in full payment therefor, a base salary (Base Salary) of $590,000.00 per year, plus the other benefits herein provided.

            (i) The Base Salary shall be payable in equal monthly installments and shall be subject to merit increase during the term of this Agreement at the sole discretion of the Board of Directors of CompuTrac, with at least annual review and a minimum mandatory annual increase commencing on January 1, 1999, equivalent to the annual increase in the Consumer Price Index for Dallas, Texas during the previous calendar year.

            (ii) During  the  term  of this  Agreement,  Executive  shall  be furnished with the use of an automobile selected by Executive and having a fair market value of $75,000, and the ordinary expenses of maintaining and operating same. Executive shall be reimbursed for all reasonable expenses incurred for travel, lodging, business entertainment, and any other miscellaneous expenses incurred on behalf and for the benefit of CompuTrac. Payment for such expenses shall be made by CompuTrac on the basis of itemized statements submitted by Executive reflecting such expense, with such reasonable supporting data as CompuTrac may require to fulfill its reporting obligations to all applicable governmental agencies.

           (iii) In recognition of the professional and social obligations which are expected of the Executive in the exercise of his duties in the promotion of the business of CompuTrac, the Executive shall be furnished membership and payment of dues in a local country club to be selected by Executive and approved by the Board of Directors.

            (iv) CompuTrac recognizes  that Executive conducts  a substantial amount of business for CompuTrac from Executive's residence. CompuTrac agrees to provide Executive, at CompuTrac's expense, adequate telephone service and equipment to permit Executive to continue to conduct same.

            (v) Executive shall be eligible for all Executive benefits afforded generally to executive employees of CompuTrac, including participation in health and life insurance plans. Executive and Executive's dependents shall be covered by health, dental and orthodontic insurance, paid 100% by CompuTrac. The Executive's estate or named beneficiary shall be the beneficiary of $2,500,000, life insurance policy(s) obtained by CompuTrac and all premiums paid by CompuTrac. The $2,500,000 shall be net of (i.e. in addition to) any monies or premiums due to CompuTrac from Executive as a result of any split dollar or similar type policies. Executive shall receive a minimum of four weeks paid vacation per year, with such vacation time that is not taken, accumulated or paid the cash equivalent of such time, at the option of the Executive on an annual basis.

            (vi) Executive shall be  entitled to be considered  for an annual cash bonus (Bonus) for each fiscal year during which Executive performs services under this Agreement. The Bonus shall be determined by the Board of Directors, in its sole discretion, based on the performance of Executive. The Bonus shall not exceed the Base Salary provided by Section 3(i).

       4.   Certain Terminations:

            Anything in  this Agreement to  the contrary  notwithstanding, if the Executive's employment with CompuTrac is terminated (a) other than for Cause (as hereinafter defined,) disability, death or the expiration of the term of this Agreement; or (b) by the Executive for Good Reason (as hereinafter defined):

            (i) CompuTrac shall pay to the Executive, in a cash lump sum and within 30 days after the date of termination, the aggregate of the following amounts:

                 - to the extent not theretofore paid, the Executive's Base Salary through the date of termination; and

                 - the product of (x) the Bonus paid to the Executive for the last full fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; and

                 - the product of three times (two times if the termination occurs during the last year of this Agreement) the lump sum of (i) the Base Salary and (ii) the highest Bonus paid to Executive during any of the last two years prior to termination; and

                 - in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by CompuTrac, and any accrued vacation pay not yet paid by CompuTrac; and

                 - all other amounts accrued or earned by the Executive through the date of termination and amounts otherwise owing under the then existing plans and policies at CompuTrac; and

            (ii) for  the remainder  of the  term of  this Agreement  or such longer period as any plan, program or policy may provide, CompuTrac shall continue benefits to the Executive and/or the Executive's spouse at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in this Agreement if the Executive's employment had not been terminated.

       5.   Certain Definitions:

            For the purpose of this Agreement, a Change of Control shall mean the occurrence of one or more of the following:

            (i) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the Incumbent Board) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by CompuTrac's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of CompuTrac, as such terms are used under rules promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (ii) Approval   by   the   stockholders   of   CompuTrac   of   a
                 reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of CompuTrac immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated CompuTrac's then outstanding voting securities, or a liquidation or dissolution of CompuTrac or of the sale of all or substantially all of the assets of CompuTrac.

            For purposes of this Agreement, Cause means:

            (i) acts of embezzlement by the Executive that are intended to result in substantial personal enrichment of the Executive at the expense of CompuTrac,

            (ii) violations by  the Executive of the  Executive's obligations under this Agreement which are willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from CompuTrac specifying the acts and the required remedial actions, or

            (iii) the conviction of the Executive of a felony.

            For purposes of this Agreement, Good Reason shall mean the occurrence of one or more of the following:

            (i) the assignment of the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirement), authority, duties or responsibilities as contemplated by this Agreement, or any other action by CompuTrac which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose inadvertent actions not taken in bad faith and which are remedied by CompuTrac promptly after receipt of written notice specifying the actions and the required remedial action is given by the Executive;

            (ii) any  failure  by  CompuTrac  to  comply   with  any  of  the
                 provisions of this Agreement, other than inadvertent failures not occurring in bad faith and which are remedied by CompuTrac promptly after receipt of written notice specifying the actions and the required remedial action is given by the Executive;

            (iii) CompuTrac's  requiring  the Executive  to  be  based at  any office or location other than the Dallas Metroplex area, except for travel reasonably required in the performance of the Executive's responsibilities;

            (iv) any purported  termination by  CompuTrac of  the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (v) the occurrence of a Change of Control before a Section 18 Termination.

       6.   Disability:

            If during the term of this Agreement, Executive shall fail to perform his duties hereunder on account of illness or other incapacity (except death,) and such illness or incapacity is continued for a period of more than twelve (12) consecutive weeks, CompuTrac shall have the right, on thirty (30) days' notice to Executive, to reduce the pay of Executive to 50% of the Base Salary until Executive is able to resume full duties under this Agreement or until the expiration of the term of this Agreement, whichever is earlier. At such time as Executive is able to resume the full duties required of him pursuant to this Agreement, he shall, subject to the terms of this Agreement, be reinstated to full Base Salary for the balance of the term of this Agreement or until he again becomes disabled or incapacitated. CompuTrac's obligations under this Section 6. Shall be reduced by the amount of disability payments actually made to the Executive under Social Security or insurance policies carried by CompuTrac.

       7.   Death:

            In the event of the Executive's death, similar benefits to those provided by Section 6. (50% Base Salary for the remaining term of this Agreement) shall be paid to Executive's estate or designated beneficiary. These benefits will be reduced by any insurance payments made to the estate or designated beneficiary of Executive from insurance policies carried by CompuTrac for the benefit of Executive's estate or designated beneficiary, including, without limitation, the policy required by Section 3(v).

       8.   Termination for Cause:

            This Agreement is not terminable by CompuTrac except for Cause or pursuant to a Section 18 Termination. In the event CompuTrac has Cause to terminate this Agreement CompuTrac may terminate this Agreement by providing Executive thirty (30) days written notice of termination.

       9.   Non-Compete.

            (i) Executive covenants and agrees, which covenant and agreement is the essence of this Agreement, that during the period of his employment and for a period of eighteen (18) months after any termination other than for Good Reason or termination upon the expiration of the term of this Agreement, he will not at any time, directly or indirectly, for himself or for or in conjunction with (whether through being a controlling person or otherwise, or as agent for or employee of, any person, partnership, association, corporation or entity, compete with CompuTrac or affiliated corporations (or any successor to its or their business by merger, sale or otherwise,) in the design, development, operation and/or sale of turnkey data and/or word processing systems, and/or time-shared computer services for legal firms.

            (ii) The  provisions  of  this Section  9  are  not  intended  to restrict the Executive from the practice of law following termination of this Agreement, nor from providing consulting services to the law firms for which the Executive will receive professional fees.

       10.  Confidential Information - Certain Remedies:

            The parties hereto recognize that the services to be performed by Executive are special and unique and that Executive has acquired and will acquire confidential information by virtue of his employment with CompuTrac. Executive agrees to keep such information confidential. In the event of any breach, threatened or actual, by Executive of his covenant under Section 9 or Section 10., whether before or subsequent to any termination of employment, it is expressly agreed that, as the only remedy available to CompuTrac, CompuTrac shall be entitled as a matter of right to a writ of injunction to prevent such breach without the necessity of posting a bond. If Executive challenges the right of CompuTrac to obtain an injunction and a Court of competent jurisdiction determines that as a matter of law the remedy of injunction is not available, CompuTrac may then seek compensatory damages for any breach of Section 9. or 10.

       11.  Waiver:

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof, shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times or in any one or more instances, be deemed a waiver or relinquishment of the same or any other right or power at any other time or in any other instance.

       12.  Amendment:

            This Agreement may not be modified or amended in any manner or to any extent, except by an instrument in writing duly signed by the parties hereto.

       13.  Miscellaneous:

            (i) CompuTrac shall not require any change of the normal conduct of its business that would require the Executive to relocate his residence outside of the Dallas, Texas area.

            (ii) All   inventions,    tradenames,   trademarks,   copyrights,
                 improvements, processes, devices and computer software made, discovered or developed by Executive during the term of his employment with CompuTrac which may be directly or indirectly useful in or which relate to any phase of the business in which CompuTrac is engaged, is actively planning to be engaged or in which CompuTrac or its predecessors have been engaged, shall be the property of CompuTrac. Upon the request and at the expense of CompuTrac, Executive shall make application in due form to any domestic or foreign registry requested by CompuTrac for patents, trademarks, copyrights or similar protection and will assign to CompuTrac all his rights, title and interest to said inventions, improvements, processes, devices, computer software, patents, trademarks, tradenames and copyr ights, and sh all

            (iii)   execute any instruments necessary or  which CompuTrac may
                 deem desirable and will cooperate with CompuTrac in all respects in connection with any continuations, renewals or reissues of patents, trademarks, tradenames, copyrights or similar protection or in the conduct of any proceedings or litigation in regard thereto. Upon termination of employment with CompuTrac, Executive agrees to deliver to CompuTrac all records, documents, data and computer media records of CompuTrac in his possession or custody. Notwithstanding the foregoing, upon termination of employment for any reason, other than Cause, Executive shall have a perpetual non-exclusive free license to use, improve, sell or license any of computer software, invention, process, device or improvement developed by or under the direction of Executive during his employment with CompuTrac, so long as Executive's activities in this area are not directed to law firms or other markets in which CompuTrac is then involved or is actively planning to be involved or are competitive with the activities of CompuTrac at the time of the termination of Employment.

            (iv) Executive shall not be required to mitigate damages.

       14.  Notice:

            Any and all notices to be sent hereunder shall be sufficient, if in writing and deposited in the United States mail by certified or registered mail, to the respective parties at the addresses shown below:

                      CompuTrac:     CompuTrac, Inc.
                                     222 Municipal Drive
                                     Richardson, Texas 75080-3583

                      Executive:     Harry W. Margolis
                                     222 Municipal Drive
                                     Richardson, Texas 75080-3583

       or to such other party and/or address as may be hereafter designated in written notice from one party to the other.

       15.  Successors:

            This Agreement shall be binding upon and inure to the benefit of CompuTrac, its successors and assigns, upon any merger, consolidation or sale of substantially all of the assets of CompuTrac. This Agreement terminates and supersedes all existing agreements between CompuTrac and Executive, relating to the performance of services by Executive.

       16.  Governing Law:

            This Agreement shall be deemed to be made in the State of Texas and shall be construed in accordance with the laws of the State of Texas.

       17.  Severability:

            The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision of Sections
       9. and 10. Of this Agreement is deemed broader or to involve a longer period of time than is enforceable under applicable law, then such provision shall be forthwith amended to be the broadest and longest provisions permitted by applicable law.

       18.  Termination by CompuTrac:

            In the event that for any fiscal years ending on or after January
       31, 1999, the consolidated after tax return rate of return on average equity for CompuTrac for such fiscal year is less than the lower of
       (i) the average yield for a 30 year U.S. Treasury Bond during the same year plus 3% or (ii) the average yield for a one year U.S. Treasury Note during the same year, plus 5%, the Board of Directors of CompuTrac may, by written notice to Executive, reduce the term of this Agreement to a date which is no earlier than one year from the date of the receipt of such written notice (Section 18 Termination). The average yield of government securities shall be determined by taking the yield of such securities as reported in the Wall Street Journal (national edition) for the last business day of each month during the year being measured and obtaining the average of such end of the month yields. The consolidated after tax rate of return on average equity for CompuTrac shall be determined by taking the equity for CompuTrac for the first day and the last day of the year being measured and obtaining an average of those two numbers (Average Equity) and dividing the net income after taxes for CompuTrac for the year being measured by the Average Equity to obtain a rate of return. The equity and the net income after taxes for CompuTrac, for purposes of this
       Section 18, shall be derived from the audited financial statements of CompuTrac, provided such financial statements are prepared based on generally accepted accounting principles consistently applied.

       19.  Arbitration.

                 If CompuTrac notifies the Executive that Executive's employment has been terminated under Section 8, the Executive may demand that CompuTrac submit this matter to binding arbitration in accordance with the binding Arbitration Rules of the American Arbitration Association. If the Executive demands arbitration, both parties shall cooperate to expedite such arbitration proceedings. If the arbitrator finds that CompuTrac's actions are justified, then the Executive shall be entitled only to the pay and benefits designated in the following sentence of Section 19. after termination of employment until the arbitration is concluded and each side shall bear its own expenses for the arbitration. CompuTrac shall be required to maintain and to pay the Executive during the pendency of the arbitration all salary and benefits otherwise due Executive under this Agreement for no longer than 180 days after the notice of termination is deemed delivered to the Executive. If the Executive prevails in the arbitration, the Executive shall be entitled to all Executive's costs of arbitration including reasonable attorney's fees and shall be entitled to any compensation lost pending the outcome of the arbitration together with interest at ten percent (10%) compounded monthly.


       Dated this 4th day of February, 1998.



       EMPLOYER:

       CompuTrac, Inc.



       _____________________________           ______________________________
       Gerald D. Harris, Director              Kenneth R. Nicholas, Director





       EXECUTIVE:



       ______________________________
       Harry W. Margolis

                                 INDEMNITY AGREEMENT

            This Agreement is made effective as of the 4th day of February, 1998, between CompuTrac, Inc., a Texas corporation (the Corporation), and Harry W. Margolis (Director), with reference to the following facts:

                                      RECITALS:

            WHEREAS, the Director is currently serving as a director of the Corporation and the Corporation wishes the Director to continue in such capacity; and

            WHEREAS, the Corporation has indicated that it does not regard the indemnities available under its bylaws and the insurance remaining in effect as adequate to protect it against the risk associated with claims of discrimination or sexual harassment that may be filed by employees of the Corporation against the Corporation as a result of the alleged conduct of the Director.

            As a condition of employment, the Director hereby agrees to indemnify the Corporation as follows:

                 1. The Director will hold harmless and indemnify the Corporation and pay on behalf of the Corporation, any related entities including parent, subsidiaries or affiliates, and the employees, officers, trustees, and directors of any of them, any amount which the Corporation is or becomes legally obligated to pay because any act or omission which the Director commits solely when acting in his capacity as a Director of the Corporation in violation of (i) the Age Discrimination and Employment Act of 1967, as amended, which prohibits age discrimination in employment; (ii) Title VII of the Civil Rights Act of 1964, as amended, which prohibits sexual harassment and discrimination in employment based on race, color, national origin, religion, or sex; (iii) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (iv) the American with Disabilities Act of 1990, which prohibits discrimination against disabled persons; (v) the Family and Medical Leave Act of 1993, which provides for certain leave rights; (vi) the Vocational Rehabilitation Act of 1973, which prohibits discrimination against handicapped persons; or (vii) the policies and procedures of the Corporation prohibiting acts of sexual harassment and discrimination.

                2. The payments which the Director will be obligated to make hereunder shall include, among other things, settlements and costs, cost and investigation (excluding salaries of officers or employees of the Corporation), costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds; provided however, that the Director shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise make any payments hereunder which he is prohibited by applicable law from paying as indemnity or for any other reason.

                3. If a claim under this Agreement is not paid by the Director, or on his behalf, within ninety (90) days after the written claim has been received by the Director, the Corporation may at any time thereafter bring an arbitration claim against the Director to recover the unpaid amount of the claim and if successful, in whole or in part, the Corporation shall also be entitled to be paid the expense of prosecuting such claim.

                 4. In the event of payment under this Agreement, the Director shall be subrogated to the extent of such payment to all of the rights of recovery of the Corporation, which shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Director effectively to bring an arbitration claim to enforce such rights.

                 5. The Director shall NOT be liable under this Agreement to make any payment in connection with any claim made against the
       Corporation:

            a. For which payment is actually made to or in behalf of the Corporation under a valid and collectable insurance policy, except with respect to any excess beyond the amount of payment under such insurance;

            b. If it is determined by a court of competent jurisdiction or arbitrator that the alleged conduct of the Director did not constitute a violation of any statute, law, policy, or procedure enumerated in Paragraph 1 of this Agreement;

            c. For which the Corporation fails to provide notice of a claim timely or to do what is otherwise required by its insurance policies;

            d. For which the Corporation is entitled to indemnity and/or payment by reason of having given notice of any circumstances which might give rise to a claim under any policy of insurance, the terms which have expired prior to the effective date of this Agreement;

            e. For which the Corporation is indemnified by the Director otherwise than pursuant to this Agreement;

            f. Based upon or attributable to the Corporation gaining in fact any profit or advantage to which it was not legally entitled; and

            g. Brought about or contributed to by the dishonesty or wrongful conduct of any director, officer, employee, agent or representative of the Corporation seeking payment hereunder; however, notwithstanding the foregoing, the Corporation shall be protected under this Agreement as to any claims upon which suit may be brought against it by reason of any alleged dishonesty or wrongful conduct on the part of any director, officer, employee, agent or representative of the Corporation, unless a judgment or other final adjudication thereof adverse to the Corporation shall establish that the acts of active and deliberate dishonesty had been committed with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

            h. For any act or event prior to the effective date of this agreement.

            i. For any act or event for which all of the conditions precedent required hereunder have not been met prior to the Directors termination of Employment with the Corporation.

                 6. No cost, charges, or expenses for which indemnity shall be sought hereunder shall be incurred without the Director's consent, which consent shall not be unreasonably withheld.

                 7. The Corporation, as a condition precedent to its right to be indemnified under this Agreement, shall give to the Director notice in writing within five (5) days of receipt of any claim made against it for which indemnity will or could be sought under this Agreement. Notice to the Director shall be sent via hand delivery to Harry W. Margolis, 27 Stonebriar Way, Frisco, Texas 75034. In addition, the Corporation shall give the Director such information and cooperation as he may reasonably require and as shall be within the authority of the Corporation.

                 8. Costs and expenses (including attorney's fees) incurred by the Corporation in defending and investigating any action, suit, proceeding, or investigation shall be paid by the Director in advance of the final disposition of such matter. The Corporation shall repay any such advances in the event that it is ultimately determined that the Corporation is not entitled to indemnification under the terms of this Agreement within thirty (30) days of determination. Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by the Director if a determination is reasonably and properly made by him that, based upon the facts known to the Director at the time such determination is made, the Corporation acted in bad faith, and as a result of such actions by the Corporation, it is more likely than not that it will ultimately be determined that the Corporation is not entitled to indemnification under the terms of the Agreement.

                 9. The Corporation, as a condition precedent to its right to be indemnified under this Agreement , and as a condition precedent to asserting any claim against the Director, must first pass a corporate resolution, agreed to by a majority vote of disinterested non employee directors of the Corporation. In order to comply with the terms of this agreement, the resolution must (a) authorize a claim against the Director, and (b) specify the exact amount of the authorized claim, and (c) set forth in detail the facts and circumstances upon which the claim is based and (d) be signed by the directors voting in favor of same, and (d) be hand delivered to the Director within 5 days after the passage of same. Any claim against the Director shall be limited; both terms of amount and scope, to the contents of said resolution. The right of indemnification shall belong solely to the Corporation. No entity, shareholder or individual director of the Corporation, may file an arbitration demand or otherwise make claim against the Director under this Agreement. It is the specific intent of this agreement to exclude all third party beneficiaries. It is also the specific intent of this agreement to prohibit any and all persons or entities, other than the board of directors acting in behalf of the Corporation, from asserting or making any claim against the Director under the terms of this agreement.

                 10. Any claim or controversy  arising out of or relating to this Agreement that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by binding arbitration before the American Arbitration Association in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, then in force, by one arbitrator appointed in accordance with those rules; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given written notice to the other party and has allowed the other party not less than sixty (60) days from the date of such notice to remedy any alleged breach and the other party has failed to do so. The arbitrators shall be appointed by the American Arbitration Association. The place of the arbitration shall be Dallas, Texas. The award rendered shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement, as the case may be. The prevailing party in this arbitration proceeding shall be entitled to receive its reasonable attorneys' fees and expenses. All reasonable costs of arbitration shall be borne by the losing party.

                 11. Nothing herein shall be deemed to diminish or otherwise restrict the right of the Corporation to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Texas law.

                 12. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding its choice of law provisions.

                 13. This Agreement may be signed and executed in multiple counterparts, each one of which shall be deemed to be an original, and the parties may sign a facsimile of this Agreement, which shall be deemed to be an original.

                 14. This Agreement supersedes any and all prior agreements between the parties pertaining to the subject matter hereof.

                 15. The Director and the Corporation have engaged and acknowledged that they have had the opportunity to consult with counsel concerning this Agreement, that they have read and fully understand the terms of this Agreement or have had it analyzed by their respective counsel with sufficient time and that they are fully aware of its contents and of its legal effect. The Director and the Corporation agree that this Agreement shall not be construed against the other party on the grounds that such party drafted this Agreement. The Director and the Corporation enter into this Agreement freely and voluntarily and with a full understanding of its terms.

                 16. If any of the provisions, terms, clauses, or waivers or releases of claims or rights contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal or other forum or proceeding, which the Director and the Corporation agree shall be construed and interpreted under the laws of the State of Texas, such provisions, terms, clauses, and waivers and releases of claims and rights contained in this Agreement shall remain valid and binding upon both parties and the parties agree that there shall be added to this Agreement such provisions, terms, clauses, waivers, as are legal, enforceable, and effective, and which most clearly effectuate the intent and effect of those provisions declared ineffective in whole or part.

                 17. This Agreement may not be changed, modified, and/or altered except by writing signed by the Director and the Corporation.

                 18. The Director acknowledges that he has been advised to consult with counsel.

                 19. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferring of all or substantially all of its assets by any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representative, and estate of the Director.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

       THIS AGREEMENT CONTAINS A MANDATORY ARBITRATION PROVISION CONTAINED IN PARAGRAPH 10.

       THE DIRECTOR ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND HAS VOLUNTARILY ENTERED INTO IT.

       COMPUTRAC, INC.                              DIRECTOR


       By: _____________________                   _______________________
            George P. McGraw                           Harry W. Margolis


       Title:    President